                                                                  Exhibit 10.119



                             DATED 4 September 2003
             ------------------------------------------------------






              MARCONI CORPORATION PLC                        (1)


                                      AND


              HOARE GOVETT LIMITED                            (2)



                   ------------------------------------------

                                PLACING AGREEMENT
                   RELATING TO THE PLACING OF ORDINARY SHARES
                              OF EASYNET GROUP PLC
                           BY MARCONI CORPORATION PLC

                   ------------------------------------------


                                                              (NORTON ROSE LOGO)

                                    CONTENTS

CLAUSE                                                                                                     PAGE
1      Definitions............................................................................................1

2      Conditions.............................................................................................4

3      Specific obligations...................................................................................4

4      The Placing............................................................................................5

5      Settlement.............................................................................................5

6      Commissions and fees...................................................................................6

7      Warranties, representations and undertakings...........................................................7

8      Hoare Govett's indemnity...............................................................................7

9      Warranties and indemnities - supplemental provisions..................................................10

10     Non US Representations................................................................................10

11     United States Selling Restrictions....................................................................11

12     General...............................................................................................12

13     Time of the essence...................................................................................12

14     Notices...............................................................................................13

15     Effects of this Agreement.............................................................................13

16     Counterparts..........................................................................................13

17     Governing law and jurisdiction........................................................................13

Schedule 1 Warranties........................................................................................14

1      The Placing Shares....................................................................................14

2      Corporate power and authority.........................................................................14

3      Regulatory compliance.................................................................................14

4      No inside information.................................................................................14

5      United States Representations.........................................................................14


AGREED FORM DOCUMENTS

Announcement
Placing Press Release

THIS AGREEMENT is dated                        2003 and made BETWEEN:

(1) MARCONI CORPORATION PLC (registered in England and Wales No. 67307) whose registered office is at New Century Park, PO Box 53, Coventry CV3 1HJ ("MARCONI"); and

(2) HOARE GOVETT LIMITED (registered in England and Wales No. 2026375) whose registered office is at 250 Bishopsgate, London EC2N 4AA ("HOARE GOVETT").

WHEREAS:

(A) Marconi intends to place up to 44,682,364 Ordinary Shares of the Company with institutional investors.

(B) On and subject to the terms and conditions of this Agreement, Hoare Govett has agreed, as agent for and on behalf of Marconi, to use its reasonable endeavours to procure placees for the Placing Shares at the Placing Price.

(C) Marconi currently legally and beneficially owns, save as disclosed in Part II of Schedule 1, 44,682,364 Convertible Shares. Marconi issued a conversion notice to the Company and the Registrars in respect of all of the Convertible Shares in accordance with Article 16 of the Articles of Association of the Company on 27 August 2003. Pursuant to Article 16 of the Articles of Association of the Company, the Convertible Shares will convert into an equivalent number of Ordinary Shares on the date of Admission. Application will be made for Admission of the resulting New Ordinary Shares.

(D) The Company will be publishing listing particulars (the "LISTING PARTICULARS") in relation to the New Ordinary Shares on the date hereof.

(E) The Placing is to be made outside the United States to non-US persons within the meaning of and pursuant to Regulation S under the Securities Act ("REGULATION S") and may, subject to demand, be made within the United States to a limited number of institutional investors, who are qualified institutional buyers ("QIBS") within the meaning of and in reliance on Rule 144A under the Securities Act ("RULE 144A").

NOW IT IS HEREBY AGREED as follows:


1    DEFINITIONS

1.1 In this Agreement (including the recitals and the schedules to this Agreement) unless the context otherwise requires the following expressions have the following meanings:

     "ADMISSION" means the admission of the New Ordinary Shares to the Official List of the UK Listing Authority becoming effective in accordance with the Listing Rules and the admission of such New Ordinary Shares to trading by the London Stock Exchange on its market for listed securities becoming effective in accordance with the Standards;

     "ANNOUNCEMENT" means the announcement in the agreed form as amended to give details of the outcome of the Placing;

     "BOOKBUILD" means the process of building demand for the Placing;

     "BUSINESS DAY" means a day not being a Saturday or a Sunday on which banks are open for business in the City of London;

     "CA 1985" means the Companies Act 1985, as amended;

     "COMPANY" means Easynet Group plc (registered number 3137522) whose registered office is at 44-46 Whitfield Street, London W1P 5RF;

     "CONDITIONS" means the conditions set out in clause 2.1 (and any one of them a "CONDITION");

     "CONVERSION" means the conversion of the Convertible Shares into an equivalent number of Ordinary Shares pursuant to the conversion notice received by the Company from Marconi on 27 August 2003 and in accordance with Article 16 of the Articles of Association of the Company;

     "CONVERTIBLE SHARES" means the 44,682,364 non-voting unlisted Ordinary Shares of 4p each in the capital of the Company held by Marconi;

     "CREST" means the relevant system of which CRESTCo is the Operator;

     "CRESTCO" means CRESTCo Limited, a company incorporated in England and Wales, being the Operator of CREST;

     "FSA" means The Financial Services Authority Limited;

     "FSMA 2000" means the Financial Services and Markets Act 2000;

     "HOARE GOVETT GROUP" means Hoare Govett, any parent company of Hoare Govett and any subsidiary or subsidiary undertaking of Hoare Govett or of such parent company and any body corporate in which any of those entities is a controller (within the meaning of section 422 FSMA 2000);

     "INDEMNIFIED PERSONS" means Hoare Govett, each other member of the Hoare Govett Group and all their respective directors, officers or employees each of whom shall be an "Indemnified Person" for the purposes of this Agreement;

     "LISTING RULES" means the listing rules made under section 74 FSMA 2000 (as amended from time to time);

     "LONDON STOCK EXCHANGE" means London Stock Exchange plc;

     "NEW ORDINARY SHARES" means the 44,682,364 Ordinary Shares which will result from the Conversion;

     "OPERATOR" has the meaning ascribed thereto in the Regulations;

     "ORDINARY SHARES" means ordinary shares of 4p each in the capital of the Company;

     "PLACEES" means persons with whom the Placing Shares are to be placed pursuant to the Placing;

     "PLACING" means the proposed placing by Hoare Govett of the Placing Shares on the terms of this Agreement and the Placing Press Release;

     "PLACING DATE" means the date on which the number of Placing Shares and the Placing Price are agreed pursuant to clause 4.4;

     "PLACING PRESS RELEASE" means the press release in the agreed form to be released for and on behalf of Marconi on the date hereof announcing Marconi's intention to carry out the Placing;

     "PLACING PRICE" means the price agreed by Marconi and Hoare Govett determined as a result of the Bookbuild in accordance with clause 4.4, being the price at which the Placing Shares are to be sold pursuant to the Placing;

     "PLACING PROCEEDS" means the Placing Price multiplied by the number of Placing Shares which are placed with Placees pursuant to clause 4;

     "PLACING SHARES" means the number of Ordinary Shares to be sold in the Placing determined pursuant to clause 4;

     "PTM LEVY" means the aggregate of all levies payable to the Panel on Takeovers and Mergers pursuant to rule 2.19 of the Rules of the London Stock Exchange in relation to the Placing;

     "REGISTRARS" means Capita IRG Plc of The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TH;

     "REGULATIONS" means the Uncertificated Securities Regulations 2001;

     "RELEVANT SYSTEM" has the meaning ascribed thereto in the Regulations;

     "RELIEF" means any allowance, credit, exemption, deductions or relief available, in computing, or available for offset against or in respect of tax;

     "SECURITIES ACT" means the United States Securities Act of 1933, as amended;

     "STANDARDS" means the current edition of the Admission and Disclosure Standards produced by the London Stock Exchange;

     "SUBSIDIARY" has the meaning ascribed thereto by section 736 CA 1985 and includes subsidiary undertakings as defined in section 258 CA 1985 and "SUBSIDIARIES" shall mean more than one subsidiary;

     "SUPPLEMENTARY LISTING DOCUMENT" means any supplementary listing particulars required by section 81 FSMA 2000 and the Listing Rules;

     "TAX" or "TAXATION" means any form of taxation whenever created or imposed and whether of the United Kingdom or elsewhere and, without prejudice to the generality of the foregoing, includes income tax, corporation tax, advance corporation tax, capital gains tax, value added tax, inheritance tax, withholding tax, rates, customs and excise duties, National Insurance and any other taxes, levies, duties or imposts similar to, replaced by or replacing any of them and all penalties, fines and interest included in or relating to any tax assessment therefor;

     "TAXATION AUTHORITY" means the Inland Revenue, HM Customs & Excise or any other revenue, customs, fiscal, governmental, statutory, provincial, local government or municipal authority, body or person whether of the United Kingdom or elsewhere competent to impose, administer or collect any taxation;

     "UK LISTING AUTHORITY" means the Financial Services Authority acting in its capacity as competent authority for the purposes of Part VI of the FSMA 2000; and

     "WARRANTIES" means the warranties, representations and undertakings given pursuant to clause 7 and the Schedule and "WARRANTY" shall mean any one of them.

1.2 References to clauses and schedules are unless otherwise stated to clauses of and schedules to this Agreement and references to this Agreement include recitals and schedules to this Agreement.

1.3 A reference to any document "IN THE AGREED FORM" means in the form of the draft or proof of the document agreed by the parties and signed by them or on their behalf for the purposes of identification with such alterations (if any) as may subsequently be agreed between the parties. References to such documents in this Agreement shall, where the context so admits, be references to such documents as so amended.

1.4 References to statutory provisions shall be construed as references to those provisions as respectively replaced, amended or re-enacted (whether before or after the date hereof) and shall include any provisions of which they are re-enactments (whether with or without modification) and any subordinate legislation made under such provisions.

1.5 Words importing the singular include the plural and vice versa, words importing any gender include every gender and references to persons include bodies corporate or unincorporate, unincorporated associations and partnerships.

1.6 The headings to the clauses are for convenience only and have no legal effect.


2      CONDITIONS

2.1    The Placing is conditional upon:

2.1.1 the Placing Press Release being released by no later than 10.00 am on the date hereof;

2.1.2 there not having occurred or arisen subsequent to the publishing of the Listing Particulars but prior to Admission, any significant change or new matter as referred to in section 81 FSMA 2000 requiring the publication of a Supplementary Listing Document (save that Hoare Govett may, in its absolute discretion, waive this Condition in writing in respect of any significant change or new matter in respect of which a Supplementary Listing Document has been published by or on behalf of the Company); and

2.1.3 Admission becoming effective by announcement in accordance with the Listing Rules not later than 9.00 am on 10 September 2003.

2.2 If the Conditions shall not have been fulfilled by their specified times and dates (subject to the provisions of clause 2.3) or if Hoare Govett and Marconi shall have failed to determine and agree the Placing Price and the number of Placing Shares pursuant to clause 4.4 by the specified time and date then the obligations of Hoare Govett under this Agreement shall ipso facto cease and determine and neither party shall have any claim against the other for costs, damages, charges, compensation or otherwise save that the provisions of clauses 8, 9, 12.4, 12.5, 14, 15, 16 and 17 shall remain in full force and effect.

2.3 If either or both of the Conditions in clauses 2.1.2 and 2.1.3 shall not have been fulfilled (in the case of the Condition in clause 2.1.3, by its specified time and date) but the Condition in clause 2.1.1 has been fulfilled by its specified time and date, then the obligations of Hoare Govett under this Agreement shall ipso facto cease and determine and neither party shall have any claim against the other for costs, damages, charges, compensation or otherwise save that Marconi shall pay Hoare Govett the costs and expenses payable by it in accordance with clause
       6.3. For the avoidance of doubt, the provisions of clauses 8, 9, 12.4, 12.5, 14, 15, 16 and 17 shall remain in full force and effect.

2.4 Marconi undertakes to use its reasonable endeavours to procure that the Condition in clause 2.1.1 is fulfilled by its specified time and date.

2.5 Hoare Govett undertakes to use its reasonable endeavours to procure that the Condition in clause 2.1.3 is fulfilled by its specified time and date provided that, notwithstanding this clause 2.5, Hoare Govett shall not be obliged to procure that ABN Amro Corporate Finance Limited, which is acting as sponsor under the Listing Rules in connection with Admission, takes any action or exercises any discretion as sponsor which is necessary for Admission to take place.


3      SPECIFIC OBLIGATIONS

3.1 Marconi hereby undertakes to Hoare Govett to provide all such information known to it to execute any documents, pay any fees and do or procure to be done all things as may reasonably be required by Hoare Govett for the purpose of complying with the requirements of law, the UK Listing Authority or of the London Stock Exchange in connection with the Placing.

4      THE PLACING

4.1    Marconi:

4.1.1 hereby irrevocably appoints Hoare Govett as its agent for the purpose of carrying out the Placing on the terms and subject to the conditions set out in this Agreement and the Placing Press Release; and

4.1.2 hereby confirms that the foregoing appointment confers on Hoare Govett all powers, authorities and discretions on behalf of Marconi which are necessary for, or reasonably incidental to, the procuring of purchasers for the Placing Shares on the terms and conditions contained in this Agreement and hereby agrees to ratify and confirm everything which Hoare Govett shall lawfully and properly do in the exercise of such powers, authorities and discretions in accordance with the terms of this Agreement.

4.2 Relying on the indemnities, representations, undertakings and warranties contained in this Agreement and upon the terms and conditions contained in this Agreement Hoare Govett undertakes to use reasonable endeavours to procure Placees to purchase the Placing Shares on the terms and conditions of this Agreement.

4.3 Hoare Govett shall have absolute discretion, prior to the release of the Announcement, to accept or reject any application for Placing Shares either in whole or in part.

4.4 As soon as practicable after release of the Placing Press Release and in any event no later than 6.30pm on 4 September 2003, Hoare Govett and Marconi shall determine the number of Placing Shares to be sold in the Placing and the Placing Price.

4.5 As soon as practicable after the Placing Price and the number of Placing Shares has been determined and agreed pursuant to clause 4.4 Marconi shall arrange for the release of the Announcement.


5      SETTLEMENT

5.1 Subject to satisfaction of the Conditions and the determination and agreement of the Placing Price and the number of Placing Shares pursuant to clause 4.4, Hoare Govett will pay or procure to be paid to Marconi the Placing Proceeds (less in each case, any sums due to Hoare Govett as provided for by clause 6) on the fifth Business Day after the Placing Date but only to the extent that such proceeds are received from Placees.

5.2 By no later than 10.00 am on 10 September 2003 Marconi shall deliver to Hoare Govett (free of payment) a CREST transfer form or a stamped stock transfer form (as Hoare Govett may request) and/or such other documents as the parties shall agree in respect of such number of Convertible Shares (if Admission has not occurred) or such number of New Ordinary Shares (if Admission has occurred) as are subject to the Placing, in favour of such nominee company as Hoare Govett may specify, to be transferred to such nominee as nominee for Marconi, together with the relevant definitive certificate(s).

5.3 Hoare Govett shall deliver, or procure delivery of, all documents referred to in clause 5.2 to the Registrars.

5.4 The payments referred to in clause 5.1 shall be made in cleared funds available on the same day to the following bank account:

                  Account Number:     42074451
                  Account Name:       Marconi Corporation plc
                  Sort Code:          40-05-30
                  Bank:               HSBC Bank plc, Princes Street, London EC2
                  Swift Code:         MIDLGB22

5.5 Payments by Hoare Govett in accordance with clause 5.1 shall constitute a complete discharge for Hoare Govett of its obligations under this clause 5.

5.6 Marconi shall transfer the Placing Shares to the Placees free and clear of any lien, charge, claim or other encumbrance or any right of any third party whatsoever attaching thereto and subject thereto with full title guarantee.

5.7 In the event of any difficulties or delays in the use of CREST in relation to the transfer of Placing Shares pursuant to this clause 5, including but not limited to any delay in the admission of the Placing Shares to CREST, Hoare Govett and Marconi agree that all of the Placing Shares shall be transferred in certificated form and the provisions in this Agreement relating to the Placing arrangements will then be deemed to be modified accordingly.

5.8 Marconi undertakes to issue the Confirmation Certificate (as defined in the Schedule hereto) to the Security Trustee (as defined in the Schedule hereto) as soon as reasonably practicable following the determination of the number of Placing Shares to be sold pursuant to clause 4.4 of this Agreement and to take such other steps as may be required to procure the release of any security interests over the Convertible Shares that are to be the subject of the Placing.

5.9 If Hoare Govett does not pay or procure payment of any of the Placing Proceeds payable to Marconi pursuant to clause 5.1, Hoare Govett shall, as soon as practicable, transfer or procure transfer of such number of Ordinary Shares in respect of which payment has not been received to Marconi.


6      COMMISSIONS AND FEES

6.1 Marconi shall pay Hoare Govett an initial commission of 2 per cent on the gross amount of the Placing Proceeds (if any) (the "INITIAL COMMISSION") and, if the Placing Price exceeds:

6.1.1 115 pence then, in addition to the Initial Commission, Marconi shall pay Hoare Govett an additional commission of 8 per cent on an amount equal to the number of Placing Shares multiplied by the difference between the Placing Price and 115 pence (the "FIRST ADDITIONAL COMMISSION");

6.1.2 120 pence then, in addition to the Initial Commission and the First Additional Commission, Marconi shall pay Hoare Govett an additional commission of 5 per cent on an amount equal to the number of Placing Shares multiplied by the difference between the Placing Price and 120 pence (the "SECOND ADDITIONAL COMMISSION"); and

6.1.3 125 pence then, in addition to the Initial Commission, the First Additional Commission and the Second Additional Commission, an additional commission of 5 per cent will be payable on an amount equal to the number of Placing Shares multiplied by the difference between the Placing Price and 125 pence.

       Such commission will be deducted from the Placing Proceeds paid to Marconi pursuant to clause 5.1 (together with any other amount payable to Hoare Govett pursuant to this clause 6).

6.2 In addition to the commission referred to above, Marconi shall pay all the other costs, charges and expenses properly and reasonably incurred in connection with, or incidental to, the Placing, including (but not limited to) the PTM Levy, the UK Listing Authority and London Stock Exchange listing fees, printing and advertising costs, postage, Registrars' fees and Hoare Govett's legal and other professional expenses.

6.3 If the Conditions are not satisfied, Marconi shall not be obliged to pay to Hoare Govett the commission on the Placing Proceeds referred to in clause 6.1, but if the provisions of clause 2.3 apply, on receipt of the appropriate VAT invoice Marconi shall pay, or reimburse, to Hoare Govett the costs, charges and expenses (together with VAT chargeable thereon) referred to in clause 6.2.

6.4 In the event that any stamp duty or stamp duty reserve tax (as applicable) is payable by Hoare Govett or any Placee in connection with their purchase of any of the Placing Shares pursuant to the arrangements contemplated hereby, Marconi agrees with Hoare Govett that such stamp duty or stamp duty reserve tax (up to 0.5 per cent of the consideration and if stamp duty rounded up to the nearest Pound Sterling5 for each share transfer) shall be borne by Marconi and Marconi shall indemnify Hoare Govett in connection with enforcing its liability under this clause 6.4.

6.5 Where Marconi reimburses Hoare Govett in respect of any expenses, it shall in addition pay to Hoare Govett in respect of value added tax:

6.5.1 if any reimbursement in respect of expenses constitutes part of the consideration for any supply of services to Marconi by Hoare Govett and Hoare Govett does not charge value added tax on it under clause 6.6, such amount as equals any value added tax charged to Hoare Govett in respect of the said expenses which is not recoverable by Hoare Govett by repayment or set-off; and

6.5.2 if any such expenses constitute disbursements incurred by Hoare Govett as agent on behalf of Marconi, any value added tax charged thereon to Hoare Govett.

6.6 Any value added tax properly chargeable in respect of any amount payable to Hoare Govett pursuant to this clause 6 or clause 5.1 shall be paid in addition to and together with such amount on production of an appropriate value added tax invoice and in respect of a payment under clause 6.5.2, Hoare Govett shall issue, or use reasonable endeavours to procure that the relevant third party issue, a valid value added tax invoice to Marconi.


7      WARRANTIES, REPRESENTATIONS AND UNDERTAKINGS

7.1 Marconi hereby warrants, represents and undertakes to Hoare Govett as an inducement to Hoare Govett to enter into this Agreement, as at the date hereof in the terms set out in Schedule 1.

7.2 Marconi undertakes to Hoare Govett not to cause and to use all reasonable endeavours not to permit any event to occur after the date hereof and prior to Admission which if it had occurred or arisen before the date hereof would have rendered any of the Warranties untrue or incorrect.


8      HOARE GOVETT'S INDEMNITY

8.1 No claim shall be made against any Indemnified Person by Marconi to recover any damage, loss, liability, cost, charge or expense which Marconi may suffer or incur or claim to have suffered or incurred by reason of or arising out of the carrying out or performance by Hoare Govett (or by an Indemnified Person on its behalf) of its obligations and services hereunder or otherwise in connection with the Placing unless and to the extent that such damage, loss, liability, cost, charge or expense arises from the material breach of contract, negligence or wilful default of an Indemnified Person, or the material breach by Hoare Govett of any of its duties or obligations under the FSMA 2000 or the regulatory system as defined in the definitions section of the FSA handbook.

8.2 Marconi undertakes to and with Hoare Govett (for itself and as trustee for each and every Indemnified Person) that it will (to the extent permitted by the CA 1985) indemnify each Indemnified Person and at all times keep each Indemnified Person fully and effectively indemnified against all claims, costs, charges, expenses, liabilities, actions, demands, proceedings and judgements whatsoever which any Indemnified Person may wheresoever suffer or incur or which may be brought or threatened to be brought against or incurred by any of them in any jurisdiction whatsoever (and in the case of a claim whether or not such claim is successful, compromised or settled) by any Placee of the Placing Shares or any subsequent purchaser or transferee thereof or of any other shares in the Company or by any other person, government, governmental agency or regulatory body whatsoever and against all reasonably and properly incurred costs, charges and expenses (including legal fees) and taxes (excluding taxes on its remuneration under or in connection with the Placing or any stamp duty or stamp duty reserve tax) which it may reasonably and properly pay, suffer or incur as a result thereof

       (including but without limitation all such reasonable costs, charges and expenses (including legal fees) and taxes as it may reasonably and properly pay or incur in responding to, disputing or considering any such actual or potential actions, claims, demands or proceedings aforesaid and/or in establishing its rights to be indemnified pursuant to this clause 8 and/or in seeking advice as to any claim, action, liability, demand or proceedings aforesaid or in any way related to or in connection with this indemnity or the Placing) and which in any such case arises out of or in connection with or results from or is attributable to:

8.2.1 any breach or alleged breach by Marconi of its obligations or undertakings in this Agreement or any breach or alleged breach of any of the representations and warranties contained in this Agreement; or

8.2.2 the performance by Hoare Govett or any Indemnified Person of its obligations and services hereunder or otherwise in connection with the Placing and the preparation and distribution of the Placing Press Release and any financial promotion or written material issued, caused to be issued and used, in each case by Marconi, in connection with the Placing; or

8.2.3     the Placing; or

8.2.4 the content, publication and distribution of the Placing Press Release, any financial promotion or written material issued caused to be issued or used by Marconi or with their consent in connection with the Placing, or the Placing Press Release not containing, or being alleged not to contain, all the information required to be stated therein by any law or regulation, or any statement therein being, or being alleged to be, untrue, inaccurate, incomplete or misleading or defamatory or not based on reasonable grounds or as having been made negligently or otherwise without the required standard of skill and care or reasonableness; or

8.2.5 any misrepresentation or alleged misrepresentation (by whomsoever made) being contained, or being alleged to be contained, in the Placing Press Release or any financial promotion or written material issued or caused to be issued by Marconi or with their consent in connection with the Placing; or

8.2.6 any breach or alleged breach of the laws or regulations of any country or the regulations of any stock exchange or the rules or requirements of CREST in connection with the Placing or the distribution of the Placing Press Release; or

8.2.7 any material issued or caused to be issued by Hoare Govett at the request of Marconi, or by or at the request of Marconi but which is approved by Hoare Govett, before, on or after the date hereof in relation to the Placing and which in any such case contains a rubric to that effect or would but for an exemption pursuant to any statute, statutory instrument or the rules of the FSA contain such a rubric, and which do not in any case arise from the material breach of contract, negligence or wilful default of Hoare Govett and/or an Indemnified Person, or material breach by Hoare Govett of any of its duties or obligations under the FSMA 2000 or regulatory system as defined in the definitions section of the FSA handbook. This clause 8.2 shall not preclude Hoare Govett or any Indemnified Person from exercising any rights it may have at common law including, without prejudice to the generality of the foregoing, any right of contribution. Such rights shall be in addition to any liability in respect of Hoare Govett's services to Marconi which Marconi might otherwise have to Hoare Govett or any Indemnified Person and shall survive completion of all matters and arrangements referred to or contemplated by this Agreement.

8.3 If any claim is made by a third party against any Indemnified Person the relevant Indemnified person shall promptly notify Marconi and Marconi may assume conduct of the defence of any claim or action against such Indemnified Person (other than any regulatory or governmental investigation or proceedings) (an "ACTION") with counsel approved by such Indemnified Person (such approval not to be unreasonably withheld) provided that:

8.3.1 it does so within 21 days of receiving notice from the relevant Indemnified Person of a potential claim under this indemnity;

8.3.2 the Indemnified Person has the right to full information, consultation and representation concerning the development and defence of any litigation or threatened litigation;

8.3.3 no admission of liability or compromise whatsoever in connection with the Action may take place without Hoare Govett's prior written consent unless, following consultation with Hoare Govett, such admission or compromise acknowledges that no Indemnified Person had any responsibility for the matters giving rise to such Action, such admission or compromise contains an unconditional release of such Indemnified Person from any and all liabilities under such Action and the terms of such settlement or compromise are final, confidential, documented and in writing; and

8.3.4 Hoare Govett or the appropriate Indemnified Person has the right at any time to re-assume the defence of any claim or action assumed by Marconi, with the full benefit of the indemnification constituted by the terms of this indemnity.

       In the event that Hoare Govett or any other Indemnified Person assumes or re-assumes the defence of any Action against an Indemnified Person it will keep Marconi informed about the conduct of the proceedings and will consult with Marconi and take account of the views of Marconi so far as reasonably possible (and only to the extent that its insurance policies are not prejudiced thereby), but will have sole conduct of any proceedings or dispute that may arise and absolute discretion with regard to the progress, negotiations and settlement thereof. Notwithstanding the foregoing, Marconi shall not be entitled to assume or continue with the defence of any Action if (i) in the opinion of counsel to the Indemnified Person, to do so would be inappropriate due to any actual or potential differing interests between Marconi and such Indemnified Person; or (ii) the Indemnified Person's insurers do not consent to Marconi assuming control of the defence of any such Action and/or, in the reasonable opinion of the Indemnified Person, to do so would conflict with the terms of the Indemnified Person's relevant insurance policy. In either case the relevant Indemnified Person shall be entitled to retain or resume the defence of the Action with the full benefit of the indemnification constituted by the terms of this Indemnity.

8.4 Each Indemnified Person shall have the right under the Contracts (Rights of Third Parties) Act 1999 to enforce its rights against Marconi under this clause 8 provided that:

8.4.1 Hoare Govett may, by agreement in writing with Marconi, vary any of the rights conferred on any Indemnified Person under this clause 8 (without requiring the consent of any Indemnified Person) and Hoare Govett shall not be liable to any such Indemnified Person for any of its acts or omissions under this clause 8; and

8.4.2 Hoare Govett shall have sole discretion in deciding whether or not to enforce an Indemnified Person's rights under this clause 8, and in determining the terms and conditions of such enforcement.

8.5 Except as expressly agreed by Hoare Govett in writing or in respect of documents issued by Hoare Govett without Marconi's knowledge or in respect of any comfort letter issued by Hoare Govett to Marconi, neither Hoare Govett nor any Indemnified Person or any of its advisers will be responsible to Marconi, any of its Directors from time to time, or to any other person responsible for the Placing for verifying the accuracy or fairness of the information published in the Placing Press Release or any document issued in connection with the Placing.

8.6 All sums payable to Hoare Govett or any Indemnified Person pursuant to this clause 8 shall be paid free and clear of all deductions or withholdings unless the deduction or withholding is required by law, in which event the payer shall pay such additional amount (referred to herein as a "gross-up amount") as will be required to ensure that the net amount received by the relevant person will equal the full amount which would have been received by it had not such deduction or withholding been made.

8.7 If the United Kingdom Inland Revenue or any other Taxation Authority in any jurisdiction brings into any charge to taxation (or into any computation of income, profits or gains for the purpose of any charge for taxation) any sum payable to an Indemnified Person under this clause 8, the amount so payable shall be increased by such amount (referred to herein as a "gross up amount") as will ensure that after deduction of the amount equal to taxation so chargeable (or which would have been chargeable but for the availability of relief to Hoare Govett or any Indemnified Person) there shall remain a sum equal to the amount that would otherwise be payable under the terms of this Agreement (additional payments being made on demand as may be necessary).

8.8 To the extent that an Indemnified Person subsequently obtains any tax credit, allowance, repayment or relief as a result of Marconi paying to the Indemnified Person the gross-up amount under clause 8.6 or 8.7, the Indemnified Person shall pay to Marconi so much of the economic benefit from that tax credit, allowance, repayment or relief which the Indemnified Person has received as does not exceed the gross-up amount (any question as to the accrual or amount of any such economic benefit, the order and manner of making any claim for any tax credit, allowance, repayment or relief, and the timing of any payment, being determined by the Indemnified Person's auditors, or by Hoare Govett's auditors if the relevant Indemnified Person does not have auditors).


9      WARRANTIES AND INDEMNITIES - SUPPLEMENTAL PROVISIONS

9.1 Subject as otherwise provided in this Agreement, all indemnities, representations, undertakings and warranties contained in this Agreement shall remain in full force and effect notwithstanding completion of this Agreement.

9.2 The indemnities, representations, undertakings and warranties contained in this Agreement shall be in addition to and shall not be construed to limit, affect or prejudice any other right or remedy available to any Indemnified Person.

9.3 No neglect, delay or indulgence on the part of any Indemnified Person in enforcing the indemnities, representations, undertakings and warranties contained in this Agreement or any other terms or conditions hereof shall be construed as a waiver thereof and no single or partial exercise of any rights or remedy under this Agreement will preclude or restrict the further exercise or enforcement of any such right or remedy.

9.4 Any release, waiver or compromise or any other arrangement of any kind whatsoever which any Indemnified Person may agree to or effect as regards Marconi in connection with the indemnities, representations, undertakings and warranties contained in this Agreement shall not affect the rights of any Indemnified Person as regards any other person liable thereunder.


10     NON US REPRESENTATIONS

10.1   Hoare Govett represents, warrants and undertakes to Marconi that:

10.1.1 to the best of its knowledge and belief, acting as a reasonable broker in the UK market, it has not offered and sold, and will not offer and sell, any Placing Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses, or otherwise in circumstances which have not resulted in or will not result in an offer to the public in the United Kingdom for the purposes of section 103(6) FSMA 2000 as described in accordance with schedule 11 FSMA 2000;

10.1.2 it has complied with and will comply in all material respects with all applicable provisions of FSMA 2000 with respect to anything done by it in relation to the Placing Shares in, from or otherwise involving the United Kingdom;

10.1.3 to the best of its knowledge and belief, acting as a reasonable broker in the UK market, neither Hoare Govett nor any of its affiliates nor any person acting on any of their behalf has offered or sold nor will it or they offer to sell any Placing Shares in any jurisdiction in which such offer, sale or distribution would be in breach of any legal or regulatory requirement or otherwise unlawful;

10.1.4    it has full power and authority to enter into this Agreement; and

10.1.5 it has full power under its constitutional documents and applicable law, and all authorisations, approvals, consents and licenses required by it have been unconditionally obtained and are in full force and effect, to permit it to enter into and perform this Agreement; and this Agreement has been duly authorised, executed and delivered by it and is a valid and binding agreement of it enforceable in accordance with its terms.


11     UNITED STATES SELLING RESTRICTIONS

11.1 Hoare Govett and Marconi acknowledge and agree that the Placing Shares have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S, to QIBs in accordance with Rule 144A, or pursuant to another exemption from the registration requirements of the Securities Act.

11.2   Marconi undertakes to Hoare Govett as follows:

11.2.1 neither Marconi, nor any of its affiliates (as defined in Rule 405 under the Securities Act), nor any person acting on its or their behalf (other than Hoare Govett, as to whom no representation, warranty or undertaking is made) has engaged or will engage in any "directed selling efforts" (as defined in Regulation S) with respect to the Placing Shares;

11.2.2 neither Marconi, nor any of its affiliates (as defined in Rule 501(b) under the Securities Act), nor any person acting on its or their behalf (other than Hoare Govett, as to whom no representation, warranty or undertaking is made) has engaged or will engage in any form of general solicitation or general advertising in connection with any offer or sale of the Placing Shares, including but not limited to the methods described in Rule 502(c) under the Securities Act; and

11.2.3 neither Marconi, nor any of its affiliates (as defined in Rule 501(b) under the Securities Act), nor any person acting on its or their own behalf (other than Hoare Govett, as to whom no representation, warranty or undertaking is made) has taken or will take, directly or indirectly, any action that would require the registration of the Placing Shares under the Securities Act.

11.3 Hoare Govett represents, warrants and undertakes to Marconi that it has not offered or sold, and will not offer or sell, any Placing Shares constituting part of its allocation except (i) in accordance with Rule 903 of Regulation S, in which connection Hoare Govett represents and agrees that neither it, nor any of its affiliates (as defined in Rule 501(b) under the Securities Act), nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (as such term is defined in Regulation S) with respect to the Placing Shares,
       (ii) to those persons it reasonably believes to be QIBs, in which connection Hoare Govett represents and agrees that (a) it has taken or will take reasonable steps to ensure that the purchaser of such Placing Shares is aware that such sale is being made in reliance on Rule 144A or pursuant to another exemption from the registration requirements of the Securities Act and (b) neither it nor any of its affiliates (as defined in Rule 501(b) under the Securities Act) nor any person acting on its or their behalf has made or will make offers or sales of the Placing Shares in the United States by means of any form of general solicitation or general advertising in connection with any offer or sale of the Placing Shares, including but not limited to the methods described in Rule 502(c) under the Securities Act.

11.4 Hoare Govett represents, warrants and undertakes to Marconi that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Placing Shares, except with or through its affiliates (who will be bound by these selling restrictions) or with the prior written consent of Marconi.

11.5 Hoare Govett represents, warrants and undertakes to Marconi that it has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably have been expected to cause or result in stabilisation or manipulation of the price of the Placing Shares, except for stabilisation activities conducted in accordance with all applicable legal, regulatory and stock exchange requirements.

11.6 Hoare Govett represents that all offers and sales of the Placing Shares in the United States shall be made through the its U.S. registered broker-dealer affiliate in compliance with all applicable U.S. broker-dealer requirements.


12     GENERAL

12.1 Marconi will give all such assistance and provide all such information as Hoare Govett shall reasonably require for the purposes of this Agreement and will execute all such documents and do all such acts and things as Hoare Govett may reasonably require in order to give effect to the terms of this Agreement.

12.2 Any of the documents in the agreed form may be amended with the prior approval of Hoare Govett and Marconi and references to such documents in this Agreement shall, where appropriate, be construed as references to such documents as so amended.

12.3 All payments provided for in this Agreement shall be made in pounds sterling currency.

12.4 If Marconi has entered into or enters into any agreement or arrangement with any adviser for the purpose of, or in connection with, the Placing and the terms of which provide that the liability of the adviser to Marconi or any other person is excluded or limited in any manner and Hoare Govett may have joint and/or several liability with such adviser to Marconi or to any other person arising out of the performance of its duties under this Agreement then Marconi shall:

12.4.1 not be entitled to recover any amounts from Hoare Govett in excess of what would have been the net amount of Hoare Govett's liability in the absence of such exclusion or limitation;

12.4.2 indemnify Hoare Govett in respect of any increased liability to any third party which would not have arisen in the absence of such exclusion or limitation; and

12.4.3 take such other action as Hoare Govett may require to ensure that Hoare Govett is not prejudiced as a consequence of such agreement or arrangement.

12.5 Save as provided in clause 8, no term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

12.6 Hoare Govett shall not be required to place or to procure that there are placed on deposit any sums received by them or any of their agents by way of purchase moneys for the Placing Shares (or any of them). Marconi agrees that all moneys payable to it under the Placing or hereunder shall not be treated as client money subject to any regulations made under or pursuant to the FSMA 2000.


13     TIME OF THE ESSENCE

       Any time, date or period mentioned in this Agreement may be extended by mutual agreement between the parties hereto or otherwise as provided herein, but as regards any time, date or period originally fixed or so extended as aforesaid time shall be of the essence. All references in this Agreement to a time of day are to London time.

14     NOTICES

14.1 Any notice or other document to be served under this Agreement may be delivered or sent by first class recorded delivery post or facsimile process:

14.1.1 if to Hoare Govett, to 250 Bishopsgate, London EC2M 4AA (present fax no. 020 7678 7635) marked for the attention of Charles Lytle/Company Secretary;

14.1.2 if to Marconi, to 338 Euston Road, London NW1 3BT (present fax no. 020 7409 7748) marked for the attention of the Company Secretary;

       or as otherwise notified by the relevant party in accordance with the provisions of this clause 14.

14.2   Any notice or document shall be deemed to have been served:

14.2.1    if delivered, at the time of delivery; or

14.2.2 if posted, at 10.00 am on the second Business Day, or the fourth Business Day if posted by air mail, after it was put in the post; or

14.2.3 if sent by facsimile process, upon receipt by the sender of the correct answerback or transmission report.

14.3 In proving service of a notice or document it shall be sufficient to prove that delivery was made or that the envelope containing the notice or document was properly addressed and posted as a prepaid first class recorded delivery letter, or full rate air mail if the address is overseas or that the facsimile message was properly addressed and despatched as the case may be.


15     EFFECTS OF THIS AGREEMENT

       This Agreement shall be binding on each party's successors.


16     COUNTERPARTS

       This Agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which when executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.


17     GOVERNING LAW AND JURISDICTION

17.1 This Agreement shall be governed by and construed in accordance with English law.

17.2 The parties hereby submit for all purposes connected herewith to the exclusive jurisdiction of the High Court of Justice in England in relation to any matter arising out of this Agreement. All parties expressly waive any objections on the grounds of venue.

     IN WITNESS whereof this Agreement has been entered into the day and year first above written.

                                   SCHEDULE 1

                                   WARRANTIES

                                     PART I


1    THE PLACING SHARES

1.1 Save as disclosed in Part II of this Schedule 1, Marconi is the legal and beneficial owner of 44,682,364 Convertible Shares free and clear of any lien, charge, claim or other encumbrance or any right of any third party whatsoever and will remain so entitled up until completion of the sale and purchase of the Placing Shares pursuant to the Placing and that, save as disclosed in Part II of this Schedule 1, it has full power and authority to enter into this Agreement and to sell, transfer and deliver the Placing Shares as contemplated herein free and clear of any lien, charge, claim or other encumbrance or any right of any third party whatsoever now or hereafter attaching thereto.

1.2 Marconi issued a conversion notice to the Company and the Registrars in respect of the Convertible Shares in accordance with Article 16 of the Articles of Association of the Company on 27 August 2003 and pursuant to
     Article 16 of the Articles of Association of the Company the Convertible Shares will convert into an equivalent number of Ordinary Shares on the date of Admission.


2    CORPORATE POWER AND AUTHORITY

     Save as disclosed in Part II of this Schedule 1, Marconi has full power under its constitutional documents and applicable law, and all authorisations, approvals, consents and licenses required by it have been unconditionally obtained and are in full force and effect, to permit it to enter into and perform this Agreement; and this Agreement has been duly authorised, executed and delivered by it and is a valid and binding agreement of it enforceable in accordance with its terms.


3    REGULATORY COMPLIANCE

     To the best of its knowledge and belief, Marconi has complied with and will comply with all applicable provisions of FSMA 2000 with respect to anything done by it in relation to the Placing Shares in, from or otherwise involving the United Kingdom.


4    NO INSIDE INFORMATION

     The sale of the Placing Shares to be sold by Marconi under this Agreement will not constitute a breach by it of the Criminal Justice Act 1993 or other applicable law or regulations prohibiting "insider dealing" in securities.


5    UNITED STATES REPRESENTATIONS

5.1 Neither Marconi, nor any of its affiliates (as defined in Rule 501(b) under the US Securities Act of 1933, as amended (the "SECURITIES ACT")), nor any person acting on its or their behalf (excluding Hoare Govett, as to whom no representation, warranty or undertaking is made) (a) has taken or will take any action that would require the registration of the Placing Shares under the Securities Act; or (b) has engaged or will engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with any offer or sale of the Placing Shares in the United States.

5.2  The Placing Shares are not of the same class (within the meaning of Rule
     144A) as securities listed on a national securities exchange registered under Section 6 of the US Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or quoted in a US automated inter-dealer quotation system.

5.3 Neither Marconi nor any of its affiliates (as defined in Rule 405 under the Securities Act), nor any person acting on its or their behalf (excluding Hoare Govett, as to whom no representation is made) has taken or will take, directly or indirectly, any action designed to cause or result in, or that has constituted or which might reasonably be expected to cause or result in, the stabilisation in violation of applicable laws or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placing Shares.

5.4 Neither Marconi, nor any of its affiliates (as defined in Rule 405 under the Securities Act) nor any person acting on its or their behalf (excluding Hoare Govett, as to whom no representation is made) have engaged or will engage in any "directed selling efforts" (as defined in Regulation S) with respect to the Placing Shares.

5.5 The Company is not, and following the offer and sale of the Placing Shares pursuant to this Agreement will not be, an "investment company" under, and as such term is defined in, the US Investment Company Act of 1940, as amended.

5.6 The Company is a "FOREIGN ISSUER" (as such term is defined in Regulation S) and Marconi reasonably believes that there is no "substantial US market interest" (as such term is defined in Regulation S) in the Placing Shares or in any securities of the same class as the Placing Shares.

                                     PART II

Pursuant to a composite debenture between Marconi and certain of its subsidiaries and The Law Debenture Trust Corporation p.l.c. ("Security Trustee") dated 19 May 2003 (the "UK DEBENTURE"), security was granted by Marconi over certain of its assets, including, but not limited to, the Placing Shares.

The Security Trustee has agreed, pursuant to a deed poll dated 2 September 2003 in favour of Marconi (the "DEED POLL"):

(a) to irrevocably and unconditionally release and discharge the Placing Shares from all security and trusts constituted by the UK Debenture; and

(b) to re-assign to Marconi all right, title and interest in and to the Placing Shares assigned to it under the UK Debenture,

to the intent that the Placing Shares shall henceforth be held freed and discharged from such security and from all claims under the UK Debenture.

The release of security over the Placing Shares is expressed under the Deed Poll to take effect upon the determination and agreement of the Placing Price and the number of Placing Shares pursuant to clause 4.4. The Deed Poll and the share certificates evidencing the Convertible Shares will be held in escrow until the Security Trustee confirms that it has received a certificate from Marconi notifying the Security Trustee of the description and number of Convertible Shares to be placed under the Placing (the "CONFIRMATION Certificate"), at which time the Deed Poll and such share certificates will be released to Marconi.

SIGNED by                                            )
for and on behalf of                                 )
HOARE GOVETT LIMITED                                 ) /s/ Charles Lytle
                                                      ..........................
                                                      Duly authorised











SIGNED by                                            )
for and on behalf of                                 )
MARCONI CORPORATION PLC                              ) /s/ Richard McPhail
                                                      ..........................
                                                      Duly authorised